Exhibit 3.1

CALERES, INC.

A New York corporation

BYLAWS

Effective: December 10, 2025

BYLAWS

of

Caleres, Inc.
____________

Article I
Meetings of Stockholders
Section 1.Annual Meeting. The annual meeting of the stockholders shall be held on such date and time and at such place within or without the State of New York, or by means of electronic communication, as may from time to time be fixed by resolution of the Board of Directors; provided, however, that the day and time fixed for such meeting in any year may be changed by resolution of the Board of Directors to such other day not a legal holiday and to such other time as the Board of Directors may deem desirable or appropriate. If no other place for the annual meeting is determined by the Board of Directors and specified in the notice of such meeting, the annual meeting shall be held at the principal offices of the Company. The annual meeting of stockholders shall be held for the purpose of electing directors and transacting only such other business as may be properly brought before the meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.
Section 2.Notice of Stockholder Nominees to Board of Directors and Other Stockholder Business at Annual Meeting. In addition to any other requirements imposed by or pursuant to law, the Company’s Certificate of Incorporation or these Bylaws (the compliance with which shall not affect the requirements in this Section 2), in order to be properly brought before an annual meeting, each nomination for election to the Board of Directors or other item of business must be a proper matter for stockholder action and must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, the Chair of the Board, or the Chief Executive Officer, (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors, the Chair of the Board, or the Chief Executive Officer, or (c) otherwise properly brought before the annual meeting by a stockholder who (A) (1) was a holder of record of shares of the Company both at the time of giving the notice provided for in this Section 2 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 2 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). Only persons who are nominated in accordance with procedures set forth in this Article I shall be qualified for election as directors. For director nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c)(A) of the first sentence of this Section 2, the stockholder of record making such nominations or proposing such business (the “Noticing Stockholder”) must have given timely notice thereof in proper written form to the Secretary of the Company, and such notice shall contain the information required to be set forth therein pursuant to Section 9 of this Article I. To be timely, a stockholder’s notice must be delivered to the Secretary of the Company not later than the close of business on the 90th day, and not earlier than the 120th day prior to the first anniversary of the date of the Company’s immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such first anniversary date, notice by the Noticing Stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (x) the 90th day prior to the date of such annual meeting or (y) the 10th day following the day on which public disclosure of the date of such annual meeting is first made by the Company. The provisions of this Section 2 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) under the Exchange Act. The annual meeting may be adjourned from time to time until its business is completed, provided that in no event shall any adjournment or postponement of an annual meeting or the public disclosure thereof commence a new time period for the giving of a stockholder’s notice as described above. Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.

Notwithstanding anything in this Section 2 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of stockholders is increased in accordance with Article II, Section 1 and there is no public disclosure naming all of the nominees for directors or specifying the size of the increased Board of Directors made by the Corporation at least ten days prior to the last day a Noticing Stockholder may deliver a notice of nominations in accordance with clause (c)(A) of the first sentence of this Section 2, a Noticing Stockholder’s notice required by this Section 2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary not later than the close of business on the tenth day following the day on which such public disclosure is first made by the Company.

The number of nominees a stockholder may include in its notice and nominate at a meeting may not exceed the number of directors to be elected at such meeting.

Section 3.Special Meetings. Special meetings of the stockholders may be held upon call by the majority of the Board of Directors, the Chair of the Board, or the Chief Executive Officer, on such date and at such time as may be fixed by the Board of Directors, the Chair of the Board, or the Chief Executive Officer, and at such place within or without the State of New York, or by means of electronic communication, as may be stated in the call and notice. Only such business shall be conducted at a special meeting of the stockholders as shall have been brought before the meeting in the call and notice. The special meeting may be adjourned from time to time until its business is completed. The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting.
Section 4.Notice of Meetings. Written notice of the time, place and purpose or purposes of every meeting of stockholders, signed by the Chair of the Board or the Chief Executive Officer, the President or a Vice-President or the Secretary or an Assistant Secretary, shall be served either personally, by mail or electronically, not less than ten days nor more than sixty days before the meeting, upon each stockholder of record entitled to vote at such meeting and upon each other stockholder of record who, by reason of any action proposed at such meeting, would be entitled to have his or her stock appraised if such action were taken.

If mailed, such notice shall be directed to each stockholder at his or her address as it appears on the stock book unless he or she shall have filed with the Secretary of the Company a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request. Such further notice shall be given by mail, publication or otherwise, as may be required by the Certificate of Incorporation of the Company or by law.

Section 5.Quorum. At every meeting of the stockholders, the holders of record of shares entitled in the aggregate to a majority of the number of votes which could at the time be cast by the holders of all shares of the capital stock of the Company then outstanding and entitled to vote if all such holders were present or represented at the meeting, shall constitute a quorum, unless a different percentage shall be required by law, the Company’s Certificate of Incorporation or these Bylaws. If at any meeting there shall be no quorum, the holders of a majority of the shares of stock entitled to vote so present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.
Section 6.Voting. At all meetings of the stockholders, each holder of record of outstanding shares of stock of the Company, entitled to vote thereat, may so vote either in person or by proxy. A proxy may be appointed either by instrument in writing executed by such holder or by his or her duly authorized attorney, or by such others means, including electronic transmission, such as telephone and Internet, as may be authorized under the laws of the State of New York. No proxy shall be valid after the expiration of eleven months from the date of its execution or transmission unless the stockholder executing or transmitting it shall have specified therein a longer time during which it is to continue to force. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
Section 7.Record of Stockholders.
a.The Board of Directors may prescribe a period, not exceeding sixty days nor less than ten days prior to any meeting of the stockholders, during which no transfer of stock on the books of the company may be made. In lieu of prohibiting the transfer of stock as aforesaid, the Board of Directors may fix a day or hour, not more than sixty days prior to the day of holding any meeting of stockholders, as the time as of which stockholders entitled to notice of and to vote at such meeting shall be determined, and all persons who were holders of record of voting stock at such time, and no others, shall be entitled to notice of and to vote at such meeting.
b.A complete list of the stockholders entitled to vote at such meeting shall be prepared with the address of each stockholder and the number of shares held by each, which list shall be produced and kept open at the time and place of the meeting, and, upon request, shall be subject to the inspection of any stockholder during the whole time of the meeting. Failure to comply with the above requirements in respect of lists of stockholders shall not affect the validity of any action taken at such meeting.
Section 8.Inspectors of Election. At all elections of directors by the stockholders, the chair of the meeting shall appoint two Inspectors of Election. Before entering upon the discharge of his or her duties, each such inspector shall take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting as provided by law with strict impartiality and according to the best of his or her ability and thereupon the inspectors shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken. No director or candidate for the office of director shall be appointed such inspector.
Section 9.Required Contents of Noticing Stockholder’s Notice.
a.To be in proper written form, a Noticing Stockholder’s notice to the Secretary pursuant to clause (c)(A) of the first sentence of Section 2 of this Article I shall set forth in writing:
1.as to the Noticing Stockholder and each beneficial owner, if any, on whose behalf a nomination is being made or other business is being proposed (together with the Noticing Stockholder, the “Holders” and each, a “Holder”):
(i)the name and address, as they appear on the Company’s books, of the Noticing Stockholder, each other Holder and each Associated Person of each Holder;

(ii)information about all holdings or other interests in the Company and its securities, including:
A.	the class or series and number of shares of the Company which are, directly or indirectly, held of record or beneficially owned by the Noticing Stockholder, any other Holder and any Associated Persons thereof (provided that, for the purposes of this bylaw, any such person shall in all events be deemed to beneficially own any shares of the Company as to which such person has a right to acquire beneficial ownership at any time in the future, whether conditional or not), together with evidence reasonably satisfactory to the Secretary of the Company of such beneficial or record ownership;
B.	the class, type and amount of any debt securities or debt instruments of the Company or any of its affiliates directly or indirectly owned beneficially or held by each Holder and each of their Associated Persons, if any;
C.	an accurate and complete description of any Derivative Instrument directly or indirectly owned beneficially or held by each Holder and each of their Associated Persons, if any;
D.	a description of any proxy, contract, arrangement, understanding or relationship pursuant to which each Holder and each of their Associated Persons, if any, has a right to vote or has granted a right to vote any security of the Company;
E.	any Short Interest held by each Holder and each of their Associated Persons at present or within the last 12 months in any security of the Company;
F.	any direct or indirect legal, economic or financial interest (including Short Interest) of each Holder and each of their Associated Persons in the outcome of any (I) vote to be taken at any annual or special meeting of stockholders of the Company or (II) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or other business proposed by any Holder under this bylaw;
G.	any direct or indirect interest of each Holder and each of their Associated Persons in any contract with or litigation involving the Company or any affiliate of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); and

H.	any material pending or threatened action, suit, investigation or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which any Holder or any of their Associated Persons is, or is reasonably expected to be made, a party or material participant involving the Company or any of its affiliates or any of its or their officers, directors or employees (subclauses (A) through (H) of this Section 9(A)(i)(2) shall be referred to as the “Stockholder Information;” provided, however, that the Stockholder Information shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who otherwise would be required to disclose Stockholder Information hereunder solely as a result of being the Noticing Stockholder directed to prepare and submit the notice required by this Section 9 on behalf of a Holder that is a beneficial owner);
(iii)the names and addresses of other stockholders (including beneficial owners) known by any Holder, Associated Person of a Holder or Proposed Nominee (as defined below) to financially or otherwise materially support the Noticing Stockholder’s proposals or nominations, and to the extent known, the class or series and number of all shares of the Company’s capital stock owned beneficially or of record by each such other stockholder or other beneficial owner;
(iv)with respect to any nomination, the information and statement required by Rule 14a-19(b) promulgated under the Exchange Act (or any successor provision);
(v)a representation that the Noticing Stockholder is a holder of record of stock of the Company entitled to vote at such meeting and will continue to be a holder of record of stock of the Company entitled to vote at such meeting through the date of the annual meeting and intends to appear in person or by proxy at the annual meeting to propose such nomination or bring such business before the meeting;
(vi)a representation as to whether the Noticing Stockholder, any other Holder or any Associated Person of any Holder intends or is part of a group that intends to (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the Proposed Nominee; and/or (B) otherwise solicit proxies or votes from shareholders in support of such proposal or, nomination or other business; and
(vii)any other information relating to each Holder and each of their Associated Persons, if any, that would be required to be disclosed by a Holder if each such Holder and Associated Person were a participant in a solicitation of proxies for the election of Directors in a contested election, or is otherwise required, in each case in accordance with Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder; and

2.as to each matter of business (other than nomination of a director) the Noticing Stockholder proposes to bring before the annual meeting:
(i)a brief description of the business desired to be brought before such meeting;
(ii)the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment);
(iii)the reasons for conducting such business at such meeting;
(iv)any material interest of any Holder and any Associated Person of any Holder (if any) in such business; and
(v)a description of all proxies, contracts, agreements, arrangements, relationships or understandings between or among each Holder, any Associated Persons of such Holder, any of their respective affiliates or associates and any other person or persons (including their names) in connection with the proposal of such business by the Noticing Stockholder; and
3.as to each person whom the Noticing Stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”):
(i)the name, age, citizenship, business address and residence address of the Proposed Nominee;
(ii)the Stockholder Information for the Proposed Nominee (as if the Proposed Nominee were a Holder);
(iii)all other information relating to the Proposed Nominee that is required to be disclosed in solicitations of proxies for the election of directors in a contested election, or is otherwise required, in each case, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, including (A) a description of all agreements, arrangements or understandings (I) between Holders and (II) between any Holder and any Associated Person of a Holder, in each case, in connection with such Proposed Nominees and the Noticing Stockholder making the nominations and (B) the written consent of the Proposed Nominee to being named in proxy statements and to serving as a director if elected;
(iv)a description of all agreements, arrangements and understandings between or among any Holder or Associated Person, on the one hand, and each Proposed Nominee, on the other hand, at present and during the past three years, which shall include a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings at present and during the past three years, and any other material relationships, between or among any Holder or Associated Person, and each Proposed Nominee and all information that would be required to be disclosed pursuant to Rule 404 promulgated by the Securities and Exchange Commission under Regulation S-K (or any successor rule or regulation) if the Holder or such Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such “registrant”; and
(v)with respect to each Proposed Nominee, a completed and signed questionnaire and representation and agreement as required by Article I, Section 9(b).

The stockholder providing such stockholder’s notice shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Company not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than five business days prior to the date for the meeting if practicable (or, if not practicable, on the first practicable date prior thereto), any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). The immediately foregoing provisions shall not (i) limit the Company’s rights with respect to any deficiencies in any notice provided by such stockholder, (ii) extend any applicable deadlines hereunder or (iii) enable or be deemed to permit such stockholder to change the nominee(s) specified in the notice or add new nominees after the deadlines hereunder have expired.

b.In addition, each Proposed Nominee, or someone acting on such Proposed Nominee’s behalf, must deliver (in accordance with the time periods prescribed for delivery of notice under clause (c)(A) of the first sentence of Section 2 of this Article I) to the Secretary (A) a completed written questionnaire (which questionnaire shall be provided by the Secretary upon written request by a stockholder of record identified by name within five business days of such request) which accurately and completely provides such information with respect to the background and qualification of such Proposed Nominee and the background of any other person or entity on whose behalf the nomination is being made that would be required to be disclosed to stockholders pursuant to applicable law or the rules and regulations of any stock exchange applicable to the Company, including (i) all information concerning such persons that would be required to be disclosed in solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, (ii) all information required to determine the eligibility of such proposed nominee to serve as a director of the Company, to serve as an independent director of the Company or to serve on each committee of the Board of Directors and (iii) such other information as may be reasonably required by the Company and (B) a representation and agreement (in the form provided by the Secretary upon written request by a stockholder of record identified by name within five business days of such request) that such Proposed Nominee: (i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been fully disclosed to the Company, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, service or action as a director that has not been fully disclosed to the Company or (c) any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Company, with such Proposed Nominee’s fiduciary duties under applicable law, (ii) would be in compliance if elected as a director of the Company, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company and (iii) in his or her individual capacity and on behalf of any Associated Person, intends to serve a full term if elected as a director of the Company.

c.The Company may also require, as a condition to any such nomination or other business being deemed properly brought before a meeting of stockholders, any Holder or Proposed Nominee to furnish to the Secretary, within five business days of such request, such other information as may be reasonably requested by the Board of Directors or Company, in their sole discretion, including (i) to determine whether a Proposed Nominee is qualified under the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Company, or any law or regulation applicable to the Company to serve as a director or independent director of the Company and (ii) such other information that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of a Proposed Nominee.
Section 10.Definitions. For purposes of these Bylaws:
a. “affiliate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act and the rules and regulations promulgated thereunder;
b.“associate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act and the rules and regulations promulgated thereunder;
c.“Associated Person” means, with respect to any Holder: (A) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such Holder in a solicitation of proxies in respect of any business or Director nomination proposed by or behalf of such Holder; (B) any affiliate or associate of such Holder; and (C) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision)) with such Holder;
d.“business day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close;
e.“close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Company, and if an applicable deadline falls on the close of business on a day that is not a business day, then the applicable deadline shall be deemed to be the close of business on the immediately preceding business day;
f.“delivered” (including any variation thereof) shall mean the completion of both (a) hand delivery, overnight courier service, or by certified or registered mail, return receipt requested, in each case to the Secretary at the principal executive offices of the Company, and (b) electronic mail to the Secretary;
g.“Derivative Instrument” means any agreement, arrangement or understanding (including, regardless of form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and any pledging, borrowing or lending of shares of the Company) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that had been made, the effect or intent of which is to create exposure to or mitigate loss from, manage risk of or benefit from share price changes for, or increase or decrease the voting power of, any Holder or any Associated Person with respect to the Company’s securities, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company;
h.“including” (and any variations thereof) means “including without limitation”;

i.“public disclosure” shall mean disclosure in a press release reported by the Dow Jones, Associated Press, Reuters or comparable national news service, or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act
j.“Regulation S-K” means Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”); and
k. “Short Interest” means any agreement, arrangement, understanding relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving any Holder or any Associated Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) or any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such Holder or any Associated Person with respect to any class or series of the shares or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares or other securities of the Company.
Section 11.Conduct of Meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chair, are appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chair of the meeting, may include the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as the Chair of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vi) limitations on the time allotted to questions or comments by participants; (vii) removal of any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines; and (viii) conclusion, recess or adjournment of the meeting either by the Chair of the meeting or by vote of the shares present in person or by proxy at the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (ix) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (x) rules, regulations or procedures for compliance with any state and local laws and regulations concerning safety, health and security; (xi) procedures (if any) requiring attendees to provide the Company advance notice of their intent to attend the meeting, and (xii) any guidelines and procedures as the Chair of the meeting may deem appropriate regarding the participation by means of electronic communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of electronic communication. Unless and except to the extent determined by the Board of Directors or the Chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Notwithstanding anything to the contrary in these Bylaws, no business shall be conducted and no person shall be qualified for election as a director of the Company at an annual meeting, except in accordance with the procedures set forth in the Bylaws. If the Board of Directors determines, if the facts warrant, that any proposed nomination was not made, or other business was not proposed, in compliance with these Bylaws, then except as otherwise required by law, the Certificate of Incorporation or these Bylaws, at the meeting, the Chair of an annual meeting shall have the power and duty to declare to the meeting that such business was not properly brought before the annual meeting or that such nomination was not made in accordance with the procedures prescribed by the Bylaws, and in accordance with the Bylaws any such business not properly brought before such meeting shall not be transacted and the defective nomination shall be disregarded. If at any meeting of stockholders a nomination or any other business is proposed to be brought before the meeting from the floor of the meeting, the Chair of the meeting shall have the power and duty to determine whether such business was properly brought, or such nomination properly made, before the annual meeting in accordance with the procedures prescribed by the Bylaws. If the Chair of the meeting determines that business or a nomination was not properly brought as authorized in the preceding sentence, then, except as otherwise required by law, the Certificate of Incorporation or these Bylaws, at the meeting, the Chair of the meeting shall have the power and duty to declare to the meeting that such business was not properly brought before the annual meeting or that such nomination was not made in accordance with the procedures prescribed by the Bylaws, and in accordance with the Bylaws any such business not properly brought before such meeting shall not be transacted and the defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company.

Unless otherwise required by law, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act and either (i) notifies the Company that such stockholder no longer intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act or (ii) fails to comply with any requirements of Rule 14a-19 under the Exchange Act or any other rules or regulations under the Exchange Act, then the Company shall disregard any proxies or votes solicited for such nominees and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company.

Upon request by the Company, if a stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Company, no later than five business days prior to the meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act. If the stockholder fails to provide such evidence, to the Company’s reasonable satisfaction, then the Company shall disregard any proxies or votes solicited for such nominees and such nomination shall be disregarded. The Chair of an annual meeting shall have absolute authority to decide questions of compliance with the procedures prescribed by the Bylaws, and his or her ruling thereon shall be final and conclusive.

If the notice requirements set forth in Article I, Section 9 are satisfied by a Noticing Stockholder, notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if the Noticing Stockholder (or qualified representative) does not appear at the annual meeting of stockholders of the Company to make nominations or present the nominations or business proposed by such Noticing Stockholder pursuant to clause (c)(A) of the first sentence of Article I, Section 2 hereof, such nomination shall be disregarded and such proposed business shall not be transacted, even though proxies in respect of such vote may have been received by the Company. In order to be considered a qualified representative of the Noticing Stockholder, a person must be a duly authorized officer, manager or partner of such Noticing Stockholder or must be authorized by a writing executed by such Noticing Stockholder or an electronic transmission, in each case delivered within two business days of such meeting to the Secretary, by such Noticing Stockholder to act for such Noticing Stockholder as proxy at the meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Article II
Directors
Section 1.Number. The number of directors within the maximum and minimum limits provided for in the Certificate of Incorporation may be changed from time to time by the stockholders or by the Board of Directors by an amendment to these Bylaws. Subject to amendment of these Bylaws, as aforesaid, the number of directors of the Company shall be eleven. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the directors shall be elected at the annual meetings of the shareholders, and each director shall hold office until the next annual meeting of shareholders, and until his or her successor has been elected and qualified.
Section 2.Meetings of the Board. Meetings of the Board of Directors shall be held at such place within or without the State of New York as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the call of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board. Notice need not be given of the regular meetings of the Board held at times fixed by resolution of the Board of Directors. Special meetings of the Board may be held at any time upon the call of the Chair of the Board or a majority of the full Board of Directors by (i) electronic notice, duly sent to, or written notice, duly served in person on each director, in either case not less than twenty-four hours before such meeting or (ii) written notice, duly sent to each director not less than three days before such meeting. Special meetings of the Board of Directors may be held without notice, if all of the directors are present or if those not present waive notice of the meeting in writing. Any one or more of the directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
Section 3.Quorum. The attendance of a majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as otherwise may be specifically provided by law or by the Company’s Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 4.Vacancies. Vacancies in the Board of Directors may be filled by a vote of a majority of the directors in office even though less than a quorum; provided that, in case of an increase in the number of directors pursuant to an amendment of these Bylaws made by the stockholders, the stockholders may fill the vacancy or vacancies so created at the meeting at which the bylaw amendment is effected. The directors so chosen shall hold office, unless they are removed therefrom by the stockholders, until the next annual meeting of shareholders, and until their successors have been elected and qualified.
Section 5.Resignations. Any director of the Company may resign at any time by giving written notice to the Chair of the Board or to the Secretary of the Company. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.
Section 6.Organization. The Board of Directors shall have general power to direct the management of the business and affairs of the Company, and may adopt such rules and regulations as they shall deem proper, not inconsistent with law or with these Bylaws, for the conduct of their meetings and for the management of the business and affairs of the Company. Directors need not be stockholders.
Section 7.Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board, and directors shall be entitled to compensation other than a stated salary in such form and in such amounts as the Board may determine.

However, this Bylaw shall not be construed to preclude any director from serving in any other capacity and receiving compensation therefor. Members of the Executive Committee and all other committees may be allowed a fixed sum and expenses of attendance, if any, for attendance at committee meetings, and such other compensation in such forms and in such amounts as the Board may determine.
Article III
Committees
Section 1.Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee to consist of three or more of the directors, including the Chair of the Board ex-officio, one of whom shall be designated Chair of the Executive Committee. A majority of the members of the Executive Committee shall be non-employee Directors. The Executive Committee shall have and may exercise, so far as may be permitted by law, all of the powers of the Board in the direction of the management of the business and affairs of the Company during the intervals between meetings of the Board of Directors; but the Executive Committee shall not have the power to fill vacancies in the Board, or to change the membership of, or to fill vacancies in, the Executive Committee, or to make or amend bylaws of the Company. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Executive Committee. The Executive Committee may hold meetings and make rules for the conduct of its business and appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the Executive Committee shall constitute a quorum. All action of the Executive Committee shall be reported to the Board at its meeting next succeeding such action. Any one or more members of the Executive Committee may participate in a meeting of the Executive Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
Section 2.Other Committees. The Board of Directors may, in its discretion, by resolution, appoint other committees, composed of two or more members, which shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee may determine its action and ﬁx the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board shall have power at any time to change the membership of any such committee, to ﬁll vacancies, and to discharge any such committee.
Section 3.Committees- General Rules. Each Committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Vacancies in the membership of each Committee shall be filled by the Board of Directors at any regular or special meeting of the Board of Directors. A Director who may be disqualified, by reason of personal interest, from voting on any particular matter before a meeting of a Committee may nevertheless be counted for the purpose of constituting a quorum of the Committee. At all meetings of a Committee, a majority of the Committee members then in office shall constitute a quorum for the purpose of transacting business, and the acts of a majority of the Committee members present at any meeting at which there is a quorum shall be the acts of the Committee.
Article IV
Officers
Section 1.Officers. The Board of Directors, as soon as may be after the election of directors held in each year, shall elect a Chair of the Board of Directors, a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary, and a Treasurer, and from time to time may appoint such Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper.

Any two or more of such offices may be held by the same person. The Chair of the Board shall be chosen from among the directors, but no other officer need be a director.
Section 2.Term of Office. The term of office of all officers shall be one year or until their respective successors are chosen and qualified; but at any meeting the Board may suspend or remove any one or more of the officers for a cause satisfactory to the Board, and the action thus taken shall be conclusive. In the event of the suspension of an officer, the Board shall fix the term of such suspension.
Section 3.Powers and Duties. The officers, agents and employees of the Company shall each have such powers and duties in the management of the property and affairs of the Company, subject to the control of the Board of Directors, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors.
Article V
Powers to Contract; Indemnification
Section 1.Contracts. All contracts and agreements purporting to be the act of this Company shall be signed by the Chair of the Board, Chief Executive Officer, President, or by a Vice-President, or by such other officer or other person as may be designated by the Board of Directors or Executive Committee or the Chair of the Board, Chief Executive Officer, President or by a Vice-President in order that the same shall be binding upon the Company.
Section 2.Indemnification.
a.Actions Involving Directors and Officers. The Company shall indemnify each person who at any time is serving or has served as a director or officer of the Company or at the request of the Company is serving or has served as a director or officer (or in a similar capacity) of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any claim, liability or expense incurred as a result of such service, to the maximum extent permitted by law.
b.Actions Involving Employees or Agents.
1.The Company may, if it deems appropriate, indemnify any person who at any time is or has been an employee or agent of the Company or who at the request of the Company is or has been an employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any claim, liability or expense incurred as a result of such service, to the maximum extent permitted by law or to such lesser extent as the Company, in its discretion, may deem appropriate.
2.To the extent that any person referred to in subsection 2(b) of this Section 2 has been successful, on the merits or otherwise, in the defense of a civil or criminal proceeding arising out of the services referred to therein, he or she shall be entitled to indemnification as authorized in such subsection.
c.Advance Payment of Expenses. Expenses incurred by a person who is or was a director or officer of the Company or who is or was at the request of the Company serving as a director or officer (or in a similar capacity) of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in defending a civil or criminal action or proceeding shall be paid by the Company in advance of the final disposition of such action or proceeding, and expenses incurred by a person who is or was an employee or agent of the Company or who is or was at the request of the Company serving as an employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in defending a civil or criminal action or proceeding may be paid by the Company in advance of the final disposition of such action or proceeding as authorized by the Board of Directors, in either case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amounts as, and to the extent, required by law.
d.Not exclusive. The indemnification and advancement of expenses provided or permitted by this Section 2 shall not be deemed exclusive of any other rights to which any person who is or was a director, officer, employee or agent of the Company or who is or was at the request of the Company serving as a director or officer (or in a similar capacity), employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise may be entitled, whether pursuant to the Company’s Certificate of Incorporation, Bylaws, the terms of any resolution of the stockholders or Board of Directors of the Company, any agreement or contract or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.
e.Indemnification Agreements Authorized. Without limiting the other provisions of this Section 2, the Company is authorized from time to time to enter into agreements with any director, officer, employee or agent of the Company or with any person who at the request of the Company is serving as a director or officer (or in a similar capacity), employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, providing such rights of indemnification as the Board of Directors may deem appropriate, up to the maximum extent permitted by law; provided that any such agreement with a director or officer of the Company shall not provide for indemnification of such director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Any such agreement entered into by the Company with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that similar agreements may have been or may thereafter be entered into with such other directors.
f.Insurance. The Company may purchase and maintain insurance to indemnify itself or any person who is or was a director, officer, employee or agent of the Company or who is or was at the request of the Company serving as a director or officer (or in a similar capacity), employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the maximum extent allowed by law, whether or not the Company would have the power to indemnify such person under the provisions of this Section 2.
g.Certain Definitions. For the purposes of this Section 2:
1.Any director or officer of the Company who shall serve as a director or officer (or in a similar capacity), employee or agent of any other corporation, partnership, joint venture, trust or other enterprise of which the Company, directly or indirectly, is or was the owner of a majority of either the outstanding equity interests or the outstanding voting stock (or comparable interests) shall be deemed to be serving as such director or officer (or in a similar capacity), employee or agent at the request of the Company, unless the Board of Directors of the Company shall determine otherwise. In all other instances where any person shall serve as a director or officer (or in a similar capacity), employee or agent of another corporation, partnership, joint venture, trust or other enterprise of which the Company is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as such director or officer (or in a similar capacity), employee or agent at the request of the Company, the Board of Directors of the Company may determine whether such service is or was at the request of the Company, and it shall not be necessary to show any actual or prior request for such service.
2.A corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.
3.References to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer (or in a similar capacity), employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall stand in the same position under the provisions of this Section 2 with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.
h.Survival. Any rights provided under or granted pursuant to this Section 2, including paragraphs (a) and (c) of this Section 2, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Rights provided under or granted pursuant to this Section 2 including paragraphs (a) and (c) of this Section 2, shall survive amendment or repeal of this Section 2 with respect to any acts or omissions occurring prior to such amendment or repeal and persons to whom such rights are given shall be entitled to rely upon such rights as a binding contract with the Company.
Article VI
Capital Stock
Section 1.Stock Certificates and Uncertificated Shares. The interest of each stockholder shall be evidenced by a certificate or certificates for shares of stock of the Company in such form as the Board of Directors may from time to time prescribe or by uncertificated shares. The certificates of stock shall be signed by the Chair of the Board or the Chief Executive Officer or the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the seal of the Company, and shall be countersigned and registered in such manner, if any, as the Board may by resolution prescribe; provided that, in case such certificates are required by such resolution to be signed by a Transfer Agent or Transfer Clerk and by a Registrar, the signatures of the Chair of the Board or the Chief Executive Officer or the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and the seal of the Company upon such certificates may be facsimiles, engraved or printed.
Section 2.Transfers. Shares in the capital stock of the Company shall be transferred only on the books of the Company, by the holder thereof in person or by his or her attorney, upon (i) surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Company or its agents may reasonably require in the case of shares evidenced by a certificate or certificates or (ii) receipt of transfer documentation reasonably acceptable to the Company and its agents in the case of uncertificated shares.
Section 3.Lost or Destroyed Stock Certificates. The Company may issue a new certificate or uncertificated shares in place of any certificate theretofore issued by it that is alleged to have been lost stolen or destroyed. No certificates for shares of stock of the Company or uncertificated shares shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Company and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.
Article VII
Checks, Notes, etc.

All checks and drafts on the Company’s bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments for the payment of money, shall be signed by the Chair of the Board, Chief Executive Officer, President, or a Vice-President, or the Treasurer, or by such other officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors.

Article VIII
Fiscal Year

The fiscal year of the Company shall be determined as ending on the Saturday nearest to each January thirty-first, and each ensuing fiscal year shall commence on the day following the ending date of the immediately preceding fiscal year as so determined.

Article IX
Corporate Seal

The corporate seal shall have inscribed thereon the name of the Company and the words “New York”, arranged in a circular form around the words and figures “Corporate Seal 1913”. In lieu of the corporate seal, a facsimile thereof may be impressed or affixed or reproduced.

Article X
Amendments

The Bylaws of the Company may be amended, added to, rescinded or repealed at any meeting of the stockholders by the vote of the holders of record of shares entitled in the aggregate to more than a majority of the number of votes which could at the time be cast by the holders of all shares of the capital stock of the Company then outstanding and entitled to vote if all such holders were present or represented at the meeting, provided notice of the proposed change is given in the notice of the meeting. The Board of Directors may from time to time, by vote of a majority of the Board, amend these Bylaws or make additional bylaws for the Company at any regular or special meeting at which notice of the proposed change is given, subject, however, to the power of the stockholders to alter, amend, or repeal any bylaws made by the Board of Directors.